Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of ContextLogic Holdings Inc. of our reports dated March 12, 2025, relating to the consolidated financial statements as of and for the year ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024, which appear in the Annual Report on Form 10-K of ContextLogic Inc. for the year ended December 31, 2024.

/s/ BPM LLP

San Jose, California

August 7, 2025